Exhibit 99.3

               SOUTHERN COMPANY SIGNS LETTER OF INTENT TO ACQUIRE
                     NEWPOWER'S GEORGIA NATURAL GAS BUSINESS


PURCHASE, NY - June 12, 2002 -- NewPower Holdings, Inc. (PINK SHEETS: NWPW), parent of The New Power Company, announced today that it has signed a letter of intent for Southern Company (NYSE:SO) to acquire the natural gas customers currently being served by The New Power Company (NewPower) in Georgia. Southern Company would pay $131 per flowing customer for the customer contract and its customer care and billing systems, plus an additional amount for NewPower's Georgia natural gas inventory, accounts receivable and the right to use certain risk management systems. Terms of the transaction will be subject to Bankruptcy Court and regulatory approvals.

At the end of May 2002, NewPower provided natural gas in Georgia to approximately 210,000 residential and small commercial customers. Yesterday, NewPower announced that it had filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U. S. Bankruptcy Court for the Northern District of Georgia.

H. Eugene Lockhart, Chairman and Chief Executive Officer of The New Power Company, said, "NewPower is pleased that Southern Company has recognized the value of our business in Georgia and we will continue to work with Southern Company to complete the transaction and insure a seamless transition for these customers."

Southern Company has formed a new entity, Southern Company Gas LLC, which will seek certification from the Georgia Public Service Commission to become a natural gas marketer in Georgia and from which their Georgia natural gas operations will be run.


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About NewPower Holdings, Inc.
NewPower Holdings, Inc. through The New Power Company, is the first national provider of electricity and natural gas to residential and small commercial customers in the United States. The Company offers consumers in restructured retail energy markets competitive energy prices, pricing choices, improved customer service and other innovative products, services and incentives.

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties and may differ materially from actual future events or results. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our goals will be achieved. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Important factors that could cause actual results to differ from estimates or projections contained in the forward-looking statements include our limited operating history; delays or changes in the rules for the restructuring of the electric and natural gas markets; our ability to attract and retain customers; our ability to manage our energy requirements and sell energy at a sufficient margin given the volatility in prices for electricity and natural gas; the effect of commodity volatility on collateral requirements and liquidity; our dependence on third parties to provide critical functions to us and to our customers; and conditions of the capital markets affecting the availability of capital. Readers are referred to the Company's Annual Report on Form 10-K for the year ending December 31, 2001, our Registration Statement on Form S-1 (No. 333.41412), and the Company's filing on Form 8-K dated October 19, 2001, all on file with the Securities and Exchange Commission, for a discussion of factors that could cause actual results to differ materially from these forward-looking statements.



For more information, reporters may contact:
Gael Doar
Director of Corporate Communications
Gdoar@newpower.com
------------------
(914) 697-2451

Analysts and Investors may contact:

Kathryn Corbally
Vice President, Investor Relations
The New Power Company
kathryn.corbally@newpower.com
-----------------------------
(914) 697-2444



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